UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2014

VALUEVISION MEDIA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,
Eden Prairie, Minnesota 55344-3433
(Address of principal executive offices)

(952) 943-6000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Keith Stewart Second Amended and Restated Employment Agreement

On April 1, 2014, we entered into a Second Amended and Restated Employment Agreement (the “Amended Agreement”) with Keith Stewart relating to the terms of his employment as Chief Executive Officer of ValueVision Media, Inc. (the “Company”).

The Amended Agreement amends and restates the Amended and Restated Employment Agreement, dated February 19, 2010 (the “Original Agreement”), between Mr. Stewart and the Company to, among other things, amend certain of the change in control severance provisions of the Original Agreement and revise the definitions of “Event” and “Good Reason”, all as further described below.  The Amended Agreement is in all other respects substantially similar to the Original Agreement.

The material terms of Mr. Stewart’s Amended Agreement now include the following:

Term: The term of the Amended Agreement is until April 1, 2015, subject to automatic successive one-year extension periods unless terminated by either party by written notice at least 90 days prior to the end of the term or any extension thereof.

Annualized Base Salary: Mr. Stewart will receive an annualized base salary of $713,554, which may be adjusted annually by the Company’s Board of Directors (the “Board”).  However, Mr. Stewart’s annualized base salary may not be decreased, unless such decrease is part of an across-the-board uniformly applied reduction affecting all senior executives of the Company.

Annual Cash Incentive: Mr. Stewart will participate in our annual cash incentive plan. He will have a target bonus opportunity equal to 75% of his base salary based on our management incentive plan. The annual incentive plan financial goal(s) are established annually and approved by the Human Resources and Compensation Committee (the “Compensation Committee”) of our Board.

Board of Directors: Mr. Stewart is a member of our Board. We have agreed to nominate Mr. Stewart for election to our Board at each annual shareholders meeting while he continues to serve as an executive officer of the Company. Mr. Stewart has agreed to waive any director compensation to which he would otherwise be entitled while he serves as an executive officer.

Severance: If Mr. Stewart’s employment is terminated without Cause or he resigns from employment for Good Reason (each such term as described below and defined in the Amended Agreement), whether or not in connection with a change of control, he is eligible to receive eighteen months of his highest annualized base salary in effect at any time during the one year period preceding his removal or resignation, eighteen months of his target bonus opportunity amount determined from such annualized base salary and eighteen months of medical coverage under COBRA.

The Amended Agreement also provides for the payment of severance benefits to Mr. Stewart in the event of certain terminations of employment following certain changes of control, and if such payments are made, they will be offset by the payments described in the preceding paragraph. Mr. Stewart will be entitled to severance pay equal to twenty four months of base salary, twenty four months of his target bonus opportunity and continued group medical and dental insurance for twenty four months if (1) an Event (as described below and defined in the Amended Agreement) occurs during the term of the Amended Agreement and (2) within one year after the occurrence of such Event, Mr. Stewart’s employment is terminated involuntarily by the Company without Cause or voluntarily by Mr. Stewart for Good Reason.

All transition and severance pay or benefits (whether or not payable in connection with an Event) are conditioned upon Mr. Stewart’s execution of an effective release in a specified form and his compliance with applicable covenants under the Amended Agreement (including non-competition, non-solicitation, non-disparagement, confidentiality and non-use covenants).

In addition, the Amended Agreement provides that, notwithstanding any provision to the contrary in any equity incentive plan documents, or in any award agreements thereunder, upon the occurrence of an Event, (x) the restrictions on Mr. Stewart’s restricted stock awards shall lapse immediately, (y) all outstanding unvested stock options, stock appreciation rights and other equity based awards granted to Mr. Stewart under the Company’s 2011 Omnibus Incentive Plan (as amended from time to time) that are subject to vesting requirements shall immediately become exerciseable in full, and (z) all performance units and other performance-based incentives shall be deemed earned at 100% of the target level thereof.

As defined in the Amended Agreement, the following terms, in general, have the following meanings.

●
“Event” means, subject to certain exceptions, (i) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities; (ii) individuals who, constitute the Board as of March 28, 2014 (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director after April 1, 2014, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual proxy contest; (iii) approval by the shareholders of a reorganization, merger, consolidation or statutory exchange of our outstanding voting securities; or (iv) approval by the shareholders of a complete liquidation or dissolution of us or the sale or other disposition of all or substantially all of our assets.

●
“Cause” means (i) a material act of fraud which results in or is intended to result in Mr. Stewart’s personal enrichment at our expense, including theft or embezzlement from the Company; (ii) public conduct materially detrimental to our reputation; (iii) a material violation of any written Company policy, regulation or practice, subject to a 30 day cure period (unless such violation has had a material adverse effect on the business or reputation of the Company); (iv) the willful or grossly negligent failure to adequately perform the duties of his position to our material detriment; (v) commission of conduct constituting a felony; (vi) a material breach of any of the terms and conditions of the Amended Agreement, subject to a 30 day cure period; (vii) the material failure to perform the duties required under the Amended Agreement, subject to a 30 day cure period, provided that the non-attainment of Company performance goals (in and of itself) will not be considered a failure that constitutes “Cause”; or (viii) excessive absenteeism unrelated to illness or permitted vacation that continues for five business days after receipt of written notice by the Company specifying in reasonable detail such excessive absenteeism.

●
“Good Reason” means (i) Mr. Stewart is impacted by a mandatory relocation of his principal place of employment to a location more than 50 miles from his current office location; (ii) the Company materially reduces Mr. Stewart’s total compensation opportunity (excluding equity), unless part of an across-the-board compensation opportunity or benefit plan reduction applicable on a similar basis to all other senior executive officers of the Company and, in that event, provided that such reduction does not exceed 5% of Mr. Stewart’s total compensation opportunity; (iii) the Company materially breaches its obligations to pay Mr. Stewart, unless the failure to pay is a result of a good faith dispute between the Company and Mr. Stewart; or (iv) the Company substantially diminishes Mr. Stewart’s duties, responsibilities or title such that the position held is no longer the Chief Executive Officer in title or deed or the circumstances described in clause (ii) in the definition of “Event” above occur.

The preceding description of the Amended Agreement is only a summary. The complete terms of Mr. Stewart’s employment agreement are set forth in the Amended Agreement, which will be filed as an Exhibit to the Company’s next Quarterly Report on Form 10-Q.

(e)           ValueVision Media, Inc. Executives’ Severance Benefit Plan

On March 28, 2014, the Board adopted the ValueVision Media, Inc. Executives’ Severance Benefit Plan (the “Plan”).  The Plan formalizes existing guidelines currently in place at the Company, is substantially similar to such guidelines and covers the following individuals: (i) current officers of the Company; and (ii) any additional employees designated by name to participate in the Plan by the Compensation Committee or recommended by the Chief Executive Officer and approved by the Compensation Committee (collectively, “Executives”).  Each of William McGrath (our principal financial officer) and G. Robert Ayd, Carol Steinberg and Annette Repasch (each of whom was included as a named executive officer in the Company’s most recent filing with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K) are included as Executives under the Plan.  Mr. Stewart (the Company’s principal executive officer) is not included as an Executive under the Plan, as his severance is governed by the terms of the Amended Agreement described above.

If within a two-year period (the “Benefit Period”) commencing on the date of a Change in Control (as described below and defined in the Plan), (i) the Company terminates the employment of an Executive for any reason other than Cause (as described below and defined in the Plan), death or the Executive’s becoming disabled or (ii) the Executive terminates his employment for Good Reason (as described below and defined in the Plan), the Executive will be entitled to benefits under the Plan.  In addition, an Executive who was a participant in the Plan on the date of the Change in Control will also be entitled to benefits under the Plan if the Executive’s employment is terminated by the Company during the Benefit Period or the immediately preceding six months.  The amount of the cash severance benefit paid under the Plan under these circumstances (i.e., in connection with a Change in Control) would be an amount equal to (a) one and one-half (1 ½) times the Executive’s highest annual rate of base salary during the preceding 12 month period plus (b) one and one-half (1 ½) times the target annual incentive bonus determined from such base salary.  In addition, for eighteen months following any such termination, the Executive would be entitled to reimbursement for a portion of the premium amount for COBRA coverage equal to the amount paid by other similarly situated Executives who have not been terminated and who receive similar group, health, dental and life insurance benefits.

If an Executive’s employment terminates for reasons other than a Change in Control and either (i) at the initiation of the Company for any reason other than Cause, death or the Executive becoming disabled or (ii) at the initiation of the Executive for Good Reason, the Executive will be entitled to receive an amount of cash severance equal to (a) one (1) times the Executive’s highest annual rate of base salary during the preceding twelve month period plus (b) one (1) times the target annual incentive bonus determined from such base salary.  In addition, for twelve months following any such termination, the Executive would be entitled to reimbursement for a portion of the premium amount for COBRA coverage equal to the amount paid by other similarly situated Executives who have not been terminated and who receive similar group, health, dental and life insurance benefits.

All severance pay or benefits (whether or not payable in connection with a Change in Control) are conditioned upon the applicable Executive’s execution of an effective release and his or her compliance with applicable covenants under the Plan (including non-solicitation, non-disparagement, confidentiality and non-use covenants).

As defined in the Plan, the following terms, in general, have the following meanings.

●
“Cause” means what the term is expressly defined to mean in a then-effective written agreement between an Executive and the Company or, in the absence of any such then-effective agreement or definition, means (i) a material act of fraud which results in or is intended to result in an Executive’s personal enrichment at the expense of Company, including theft or embezzlement from the Company; (ii) public conduct by an Executive that is materially detrimental to the reputation of the Company; (iii) a material violation by an Executive of any written Company policy, regulation or practice; (iv) the willful or grossly negligent failure to adequately perform the duties of an Executive’s position to the material detriment of the Company; (v) the commission of conduct constituting a felony; (vi) a material breach by an Executive of any of the terms and conditions of an agreement with the Company; or (vii) the Executive continues to materially fail to perform the duties associated with Executive’s employment.

●
“Change in Control” means, subject to certain exceptions, (i) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities; (ii) individuals who are Continuing Directors (as described below and defined in the Plan) cease for any reason to constitute a majority of the members of the Board; (iii) the consummation of a reorganization, merger or consolidation of the Company, a statutory exchange of outstanding Company voting securities, or a sale or disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

●
“Continuing Director” means an individual (i) who was, as of March 28, 2014, a director of the Company, or (ii) who is elected as a director of the Company subsequent to March 28, 2014 and whose initial election, or nomination for initial election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), any such individual whose initial assumption of office occurs as a result of an actual proxy contest.

●
“Good Reason” means (as described in more detail in the Plan and subject to the exceptions and limitations described therein), without an Executive’s written consent, (i) an adverse and material change in the Executive’s status, positions or responsibilities as compared to the Executive’s status, position or responsibilities as in effect prior to such change; (ii) a material reduction in the amount of either the Executive’s annual base salary or target annual incentive program opportunity as in effect on the date she or he became a participant in the Plan, or as the same may be increased from time to time during the term of the Executive’s participation in this Plan; (iii) the failure to provide or continue in effect materially similar compensation and benefits, in accordance with the plans, practices, policies and programs of the Company in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company; (iv) the failure of any successor or assign of the Company to assume and expressly agree to perform the obligations under the Plan; (v) any purported termination of the Executive’s employment which is not effected in accordance with the applicable provisions of the Plan; and (vi) any request by the Company that the Executive participate in an unlawful act.

Subject to limited exceptions, the following events (if occurring before a Change in Control) will result in the termination of an Executive’s participation in the Plan: (x) the Executive separates from service with the Company; (y) the Executive ceases to be an officer without being specifically added to the Plan as a designated employee; or (z) the Executive’s participation in the Plan is terminated by the Compensation Committee.

The preceding description of the Plan is only a summary. The complete Plan will be filed as an Exhibit to the Company’s next Quarterly Report on Form 10-Q.

Forward-Looking Information

This filing may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 3, 2014	VALUEVISION MEDIA, INC.

	By:	/s/ Teresa Dery
Teresa Dery Senior Vice President and General Counsel